Exhibit 99.1

PRESS RELEASE

Comcast Corporation One Comcast Center Philadelphia, PA 19103

COMCAST’S BOARD APPROVES SEPARATION OF VERSANT MEDIA GROUP, INC.

PHILADELPHIA — December 3, 2025 — Comcast Corporation (NASDAQ: CMCSA) today announced that its Board of Directors (the “Board”) has approved the previously announced separation of a strong portfolio of cable television networks and complementary digital platforms from its remaining businesses, and the creation of an independent, publicly traded company named Versant Media Group, Inc. (“Versant”).

The separation will be achieved through a pro rata distribution of 100% of the outstanding shares of Versant Class A common stock and Versant Class B common stock to the holders of Comcast Class A common stock and Comcast Class B common stock. Comcast shareholders will receive one share of Versant Class A common stock or Versant Class B common stock for every 25 shares of Comcast Class A common stock or Comcast Class B common stock, respectively, held at the close of business on the record date of December 16, 2025 (the “record date”). The distribution of Versant shares is expected to be completed after the close of trading on Nasdaq on January 2, 2026 (the “distribution date”).

The holders of Comcast Class A common stock entitled to receive the distribution will receive a book-entry account statement or a credit to their brokerage account reflecting their ownership of Versant Class A common stock. No action is required by Comcast shareholders to receive Versant shares in the distribution.

Fractional shares of Versant common stock will not be distributed. Any fractional share of Versant Class A common stock otherwise issuable to a holder of Comcast Class A common stock will be sold in the open market on such shareholder’s behalf, and such holder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

Prior to the distribution, Comcast expects to deliver an information statement to all shareholders entitled to receive the distribution. The information statement will describe Versant, including the risks of owning Versant common stock and other details regarding the separation.

The completion of the distribution is subject to a number of customary conditions, including that no event or development will have occurred or exist that, in the judgment of the Board, in its sole discretion, makes it inadvisable to effect the distribution. Comcast expects to receive an opinion from its tax advisor confirming the tax-free status of the separation to Comcast and its shareholders (except to the extent of cash received in lieu of fractional shares).

Comcast expects that a “when-issued” public trading market for Versant Class A common stock will commence on or about December 15, 2025 under the symbol “VSNTV”, and will continue through the distribution date. Comcast also anticipates that “regular-way” trading of Versant Class A common stock will begin on January 5, 2026, the first trading day following the distribution date.

Beginning on or about December 15, 2025, and through the distribution date, it is expected that there will be two ways to trade Comcast Class A common stock – either with or without the distribution of Versant Class A common stock. Comcast shareholders who sell their shares of Comcast Class A common stock in the “regular-way” market (that is, the normal trading market under the symbol “CMCSA”) after the record date and on or prior to the distribution date will be selling their right to receive shares of Versant Class A common stock in connection with the separation. Alternatively, Comcast shareholders who sell their shares of Comcast Class A common stock in the “ex-distribution” market during the same period

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under the symbol “CMCSV” will not be selling their right to receive shares of Versant Class A common stock in connection with the separation. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of Comcast Class A common stock on or before the distribution date.

Following the distribution, Versant will be an independent, publicly traded company. Versant has received approval for the listing of its common stock on Nasdaq under the symbol “VSNT,” subject to official notice of issuance.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are serving as financial advisors to Comcast, and Davis Polk & Wardwell LLP is serving as legal counsel.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

About Versant

Versant, Comcast Corporation’s (NASDAQ: CMCSA) planned spin-off, will be a leading independent publicly traded media company comprised of most of NBCUniversal’s cable television networks, including USA Network, CNBC, MS NOW, Oxygen, E!, SYFY and Golf Channel along with complementary digital assets such as Fandango, Rotten Tomatoes, GolfNow, GolfPass, and SportsEngine. The well-capitalized company will have significant scale as a pure-play set of assets anchored by leading news, sports and entertainment content. Visit www.versantmedia.com for more information.

Investor Contacts		Press Contacts
Marci Ryvicker	(215) 286-4781	Jennifer Khoury	(215) 531-3296
Jane Kearns	(215) 286-4794	John Demming	(215) 429-4744

Caution Concerning Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties described in the “Risk Factors” sections of Comcast’s most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission (SEC) as well as the risks associated with the following factors, which could cause actual results to differ materially from these forward-looking statements: the spin-off may not be consummated within the anticipated time period or at all; the spin-off may not be tax-free for U.S. federal income tax purposes; the companies resulting from the spin-off may not realize all of the expected benefits of the spin-off; the combined value of the common stock of the two publicly-traded companies may not be equal to or greater than the value of our common stock had the spin-off not occurred; the competitive environment; consumer behavior; the advertising market; consumer acceptance of the content; programming costs; key distribution and/or licensing agreements; use and protection of intellectual property; reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents Comcast files with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.